                                                                     EXHIBIT 1.1


                           THE COMPANIES ACT, CAP. 50

                                ----------------

                       PRIVATE COMPANY LIMITED BY SHARES

                                ----------------

                          MEMORANDUM OF ASSOCIATION
                                       OF
                     **ST ASSEMBLY TEST SERVICES LTD
                              *(formerly known as
                             ANAM/AMKOR ST PTE LTD)


     1.   The name of the Company is ** ST Assembly Test Services Ltd
                                     *  ST Assembly Test Services Pte Ltd


     2. The Registered Office of the Company will be situated in the Republic of Singapore.

     3.   The objects for which the Company is established are:-

          (1) To carry on the business of manufacturing, installing, buying, selling, maintaining, assembling, importing, exporting, distributing, handling, testing, servicing, repairing and otherwise dealing in electrical and electronic components, parts, fittings, accessories, equipment and materials of every kind and description, including but not limited to semiconductor components, parts, fittings, accessories, equipment and materials.

          (2) To carry out research and development work (including but not limited to investigations and experimental work) of every description in relation to, but not limited to, the electrical and electronic industry and the application and use thereof and to collect, collate, prepare and distribute (by way of sale, licence, concession or otherwise) the technology thereof and information and statistics relating thereto.

          (3) To carry out modification, repairs, overhaul and testing of electronics, components, parts, fittings and accessories including but not limited to semiconductor components, parts, fittings and accessories.

          (4) To train personnel including but not limited to personnel for the electrical and electronic industry and to advance the skills of such persons.

          (5) To carry on all or any of the businesses of electrical, mechanical, motor and general engineers, manufacturers and merchants of, agents for and dealers in engineering specialities of every description.

          (6) To manufacture, buy, sell, maintain, repair, provide technical services, alter and otherwise deal in apparatus, plant, machinery, fittings, furnishings, tools, materials, products and things of all kinds capable of being used for the purposes of the abovementioned businesses or any of them or likely to be required in relation thereto.

          (7) To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with its business or calculated directly or indirectly to enhance the value of or render profitable any of the Company's properties or rights.

          * The Name of the Company was changed to "ST Assembly Test Services Pte Ltd" with effect from 20 January 1995.

          ** The Name of the Company was changed to "ST Assembly Test Services
             Ltd" with effect from 30 April 1998.

(8) To acquire and undertake the whole or any part of the business, property, and liabilities of any person or company carrying on any business which the Company is authorized to carry on, or possessed of property suitable for the purposes of the Company.

(9) To apply for, purchase, or otherwise acquire any patents, patent rights, copyrights, trade marks, formulae, licences, concessions, and the like, conferring any exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company; and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account, the property, rights, or information so acquired.

(10) To amalgamate or enter into partnership or into any arrangement for sharing of profits, union of interest, co-operation, joint adventure, reciprocal concession, or otherwise, with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorized to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

(11) To take, or otherwise acquire, and hold shares, debentures, or other securities of any other company.

(12) To enter into any arrangements with any government or authority, supreme, municipal, local, or otherwise, that may seem conducive to the Company's objects, or any of them;
     and to obtain from any such government or authority any rights, privileges, and concessions which the Company may think it desirable to obtain; and to carry out, exercise, and comply with any such arrangements, rights, privileges, and concessions.

(13) To establish and support or aid in the establishment and support of associations, institutions, funds, trusts, and conveniences calculated to benefit employees or directors or past employees or directors of the Company or its predecessors in business, or the dependants or connections of any such persons; and to grant pensions and allowances, and to make payments towards insurance; and to subscribe or guarantee money for charitable or benevolent objects, or for any exhibition, or for any public, general, or useful object.

(14) To promote any other company or companies for the purpose of acquiring or taking over all or any of the property, rights, or liabilities of the company or companies, or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

(15) To purchase, take on lease or in exchange, hire, or otherwise acquire any movable or immovable properties and any rights or privileges which the Company may think necessary or convenient for the purposes of its business, and in particular any land, buildings, easements, machinery, plant, and stock-in-trade.

(16) To construct, improve, maintain, develop, work, manage, carry out, or control any buildings, works, factories, mills, roads, ways, tramways, railways, branches or sidings, bridges, reservoirs, water-courses, wharves warehouses, electric works, shops, stores, and other works, and conveniences which may seem calculated directly or indirectly to advance the Company's interests; and to contribute to, subsidize, or otherwise assist or take part in the construction, improvement, maintenance, development, working, management, carrying out, or control thereof.

(17) To guarantee and give guarantees or indemnities for the payment of money or the performance of contracts or obligations by any person or company.

(18) To lend and advance money or give credit to any person or company and on such terms as may be considered expedient, and either with or without security; to secure or undertake in any way the repayment of moneys lent or advanced to or the liabilities incurred by any person or company, and otherwise to assist any person or company.

(19) To borrow or raise or secure the payment of money in such manner as the Company may think fit and to secure the same or the repayment or performance of any debt, liability, contract, guarantee or other engagement already incurred by or to be entered into by the Company in any way and in particular by the issue of debentures perpetual or otherwise, charged upon all or any of the Company's property (both present and future), including its uncalled capital; and to purchase, redeem, or pay off any such securities.

(20) To invest and deal with the money of the Company not immediately required in such manner as may from time to time be thought fit.

(21) To remunerate any person or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the shares in the Company's capital or any debentures, or other securities of the Company, or in or about the organization, formation, or promotion of the Company or the conduct of its business.

(22) To draw, make, accept, endorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, and other negotiable or transferable instruments.

(23) To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any other company having objects altogether or in part similar to those of the Company.

(24) To adopt such means of making known and advertising the business and products of the Company as may seem expedient.

     (25) To apply for, secure, acquire by grant, legislative enactment, assignment, transfer, purchase, or otherwise, and to exercise, carry out, and enjoy any charter, licence, power, authority, franchise, concession, right, or privilege, which any Government or authority or any corporation or other public body may be empowered to grant; and to pay for, aid in, and contribute towards carrying the same into effect; and to appropriate any of the Company's shares, debentures, or other securities and assets to defray the necessary costs, charges, and expenses thereof.

     (26) To apply for, promote, and obtain any statute, order, regulation, or other authorization or enactment which may seem calculated directly or indirectly to benefit the Company; and to oppose any bills, proceedings, or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

     (27) To procure the Company to be registered or recognized in any country or place outside the Republic of Singapore.

     (28) To sell, improve, manage, develop, exchange, lease, dispose of, turn to account, or otherwise deal with all or any part of the property and rights of the Company.

     (29) To issue and allot fully or partly paid shares in the capital of the Company in payment or part payment of any movable or immovable property purchased or otherwise acquired by the Company or any services rendered to the Company.

     (30) To distribute any of the property of the Company among the members in kind or otherwise but so that no distribution amounting to a reduction of capital shall be made without the sanction required by law.

     (31) To take or hold mortgages, liens, and charges to secure payment of the purchase price, or any unpaid balance of the purchase price, of any part of the Company's property of whatsoever kind sold by the Company, or any money due to the Company from purchasers and others.

     (32) To undertake and transact all kinds of agency or secretarial business and also to undertake and execute any trusts, the undertaking whereof may seem desirable, and either gratuitously or otherwise.

     (33) To transact any lawful business in aid of the Republic of Singapore in the prosecution of any war or hostilities in which the Republic of Singapore is engaged.

     (34) To carry out all or any of the objects of the Company and do all or any of the above things in any part of the world and either as principal, agent, contractor, or trustee, or otherwise, and by or through trustees or agents or otherwise, and either alone or in conjunction with others.

     (35) To do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the Company.

     AND IT IS HEREBY DECLARED that the word "company" in this Memorandum when not referring to this Company shall be deemed to include any corporation partnership association club or other body of persons whether incorporated or not and wherever incorporated or domiciled and whether now existing or hereafter to be formed AND further that unless the context or subject matter is inconsistent therewith words signifying the singular number shall be deemed and taken to include the plural and vice versa AND further that the objects specified in each of the paragraphs in this Memorandum shall be regarded as independent objects, and accordingly, shall be in no wise limited or restricted (except when otherwise expressed in such paragraph), by reference to the objects indicated in any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

     4.   The liability of the members is limited.

     5. The original capital of the Company is $300,000,000* divided into 300,000,000* shares of $1/- each, and the Company shall have power to increase or reduce the capital to consolidate or subdivide the shares into shares of larger or smaller amounts, and to issue all or any part of the original or any additional capital as fully paid or partly paid shares and with any special or preferential rights or privileges or subject to any special terms or conditions, and either with or without any special designation, and also from time to time to alter, modify, commute, abrogate or deal with any such rights, privileges, terms, conditions or designations in accordance with the regulations for the time being of the Company.


                    -----------------------------------

*    Pursuant to an ordinary resolution passed at:-

     (i) an Extraordinary General Meeting held on 30 April 1998, 300,000,000 shares of $1/- each was sub-divided into 1,200,000,000 shares of $0.25 each.

     (ii) the Seventh Annual General Meeting held on 31 May 2001, the authorised share capital of the Company was increased to $800,000,000 divided into 3,200,000,000 ordinary shares of $0.25 each, by the creation of 2,000,000,000 ordinary shares of $0.25 each.

     WE, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and respectively agree to take the number of shares in the capital of the Company set opposite our respective names:-



=======================================================================
                                                       Number of Shares
                                                         taken by each
Names, Addresses and Descriptions of Subscribers           Subscriber
-----------------------------------------------------------------------



          /s/ ANTHONY LEE HWEE KHIAM
          --------------------------
          ANTHONY LEE HWEE KHIAM
          27 Jalan Jambu Mawar                              One (1)
          Singapore 2158

          Advocate & Solicitor




          /s/ LOH WAI MOOI MICHELLE
          -------------------------
          LOH WAI MOOI MICHELLE
          15 Jalan Tempua                                   One (1)
          Singapore 1129

          Advocate & Solicitor

-----------------------------------------------------------------------

            Total number of shares taken                    Two (2)

=======================================================================


     Dated this 29th day of October 1994.

     Witness to the above signatures:-




                                                  /s/ JUNE LOW FUI SIAN
                                                  ----------------------
                                                       JUNE LOW FUI SIAN
                                                  Advocate and Solicitor
                                                        c/o Bih Li & Lee
                                                  Advocates & Solicitors
                                                        79 Robinson Road
                                                     #24-01 CPF Building
                                                          Singapore 0106

                 ----------------------------------------------

                          NEW ARTICLES OF ASSOCIATION

                                       OF

                         ST ASSEMBLY TEST SERVICES LTD
                    (ADOPTED BY SPECIAL RESOLUTION PASSED ON
                                19 January 2000)

                 ----------------------------------------------













                                ALLEN & GLEDHILL
                           36, ROBINSON ROAD, #18-01,
                                  CITY HOUSE,
                               SINGAPORE 068877.

                                    CONTENTS
                                    --------


                                                                           PAGE
                                                                           ----
ARTICLES OF ASSOCIATION:-

     Preliminary                                                             1

     Share Capital                                                           3

     Issue of Shares                                                         3

     Variation of Rights                                                     3

     Alteration of Share Capital                                             4

     Shares                                                                  5

     Share Certificates                                                      6

     Calls on Shares                                                         8

     Forfeiture and Lien                                                     9

     Transfer of Shares                                                     11

     Transmission of Shares                                                 13

     Stock                                                                  13

     General Meetings                                                       14

     Notice of General Meetings                                             14

     Proceedings at General Meetings                                        16

     Votes of Members                                                       18

     Corporations Acting by Representatives                                 20

     Directors                                                              20

     Managing Director or Chief Executive Officer or President              22

     Appointment and Retirement of Directors                                23

     Alternate Directors                                                    24


                                    CONTENTS
                                    --------


                                                                           PAGE
                                                                           ----

     Meetings and Proceedings of Directors                                  25

     Borrowing Powers                                                       27

     General Powers of Directors                                            27

     Secretary                                                              28

     The Seal                                                               28

     Authentication of Documents                                            29

     Reserves                                                               29

     Dividends                                                              30

     Capitalisation of Profits and Reserves                                 31

     Accounts                                                               32

     Auditors                                                               33

     Notices                                                                33

     Winding Up                                                             34

     Indemnity                                                              35

     Secrecy                                                                35


                         THE COMPANIES ACT, CHAPTER 50

                          ---------------------------

                        PUBLIC COMPANY LIMITED BY SHARES

                          ---------------------------

                            ARTICLES OF ASSOCIATION

                                       of

                         ST ASSEMBLY TEST SERVICES LTD
            (Adopted by Special Resolution passed on 19 January 2000)
          ------------------------------------------------------------

                                  PRELIMINARY


1.        The regulations in Table A in the Fourth Schedule     Table "A" not to
to the Companies  Act, Chapter 50 (as amended) shall not        apply.
apply to the Company.

2.        In these presents (if not inconsistent with the       Interpretation.
subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively.

          "The Act"           The Companies Act, Chapter 50.

          "The Company"       ST Assembly Test Services Ltd.

          "In writing"        Written or produced by any
                              substitute for writing or partly
                              one and partly another.

          "Month"             Calendar month.

          "Office"            The registered office of the
                              Company for the time being.

          "Ordinary Shares"   The ordinary shares of $0.25 each
                              in the capital of the Company.

          "Paid"              Paid or credited as paid.

          "Seal"              The Common Seal of the Company.

          "The Statutes"      The Act and every other Act for
                              the time being in force concerning
                              companies and
                         affecting the Company.

     "These presents"    These Articles of Association as from time to time
                         altered.

     "Year"              Calendar year.

     The expressions "Depositor", "Depository", "Depository Agent" and "Depository Register" shall have the meanings ascribed to them respectively in the Act.

     References in these presents to "holders" of shares or a class of shares shall:-

     (a) exclude the Depository except where otherwise expressly provided in these presents or where the term "registered holders" or "registered holder" is used in these presents; and

     (b) where the context so requires, be deemed to include references to Depositors whose names are entered in the Depository Register in respect of those shares.

and "holding" and "held" shall be construed accordingly.

     The expression "Director" shall have the meaning ascribed to it in the Act and shall, where the context so requires, be deemed to include a reference to an Alternate Director.

     The expression "Secretary" shall include any person appointed by the Directors to perform any of the duties of the Secretary and where two or more persons are appointed to act as Joint Secretaries shall include any one of those persons.

     All such of the provisions of these presents as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" shall be construed accordingly.

     Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include corporations.

     Subject as aforesaid any words or expression defined in the Act shall (if not inconsistent with the subject or context) bear the same meanings in these presents.

     A Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these presents.

                                 SHARE CAPITAL

3.        The authorised share capital of the Company     Authorised share
is $300,000,000* divided into 1,200,000,000* ordinary     capital.
shares of $0.25 each.


                                ISSUE OF SHARES

4.        Subject to the Statutes and to these presents,  Issue of Shares.
no shares may be issued by the Directors without the prior approval of the Company in General Meeting but subject thereto and to Article 8, and to any special rights attached to any shares for the time being issued, the Directors may allot or grant options over or otherwise dispose of the same to such persons on such terms and conditions and for such consideration and at such time and subject or not to the payment of any part of the amount thereof in cash as the Directors may think fit, and any shares may be issued with such preferential, deferred, qualified or special rights, privileges or conditions as the Directors may think fit, and preference shares may be issued which are or at the option of the Company are liable to be redeemed, the terms and manner of redemption being determined by the Directors, Provided always that:-

          (a)  no shares shall be issued to transfer a
               controlling interest in the Company
               without the prior approval of the members in a General Meeting; and

          (b)  no shares shall be issued at a discount
               except in accordance with the Statutes.


5.   (A)  In the event of preference shares being issued  Rights of
the total nominal value of issued preference shares       preference
shall not at any time exceed the total nominal value of   shareholders.
the issued ordinary shares and preference shareholders shall have the same rights as ordinary shareholders as regards receiving of notices, reports and balance sheets and attending General Meetings of the Company, and preference shareholders shall also have the right to vote at any meeting convened for the purpose of reducing the capital or winding-up or sanctioning a sale of the undertaking or where the proposal to be submitted to the meeting directly affects their rights and privileges or when the dividend on the preference shares is more than six months in arrears.

     (B)  The Company has power to issue further
preference capital ranking equally with, or in priority to, preference shares already issued.


                              VARIATION OF RIGHTS

6.   (A)  Whenever the share capital of the Company is    Variation of
divided into different classes of shares, the special     rights.
rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of a Special
Resolution passed at a separate General Meeting of

* Pursuant to an ordinary resolution passed at the Seventh Annual General Meeting held on 31 May 2001, the authorised share capital of the Company was increased to $800,000,000 divided into 3,200,000,000 ordinary shares of $0.25 each, by the creation of 2,000,000,000 ordinary shares of $0.25 each.

the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. To every such separate
General Meeting all the provisions of these presents relating to General Meetings of the Company and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy at least one-third in nominal value of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him. Provided always that where the necessary majority for such a Special Resolution is not obtained at such General Meeting, consent in writing if obtained from the holders of three-quarters in nominal value of the issued shares of the class concerned within two months of such General Meeting shall be as valid and effectual as a Special Resolution carried at such General Meeting. The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

     (B)  The special rights attached to any class of     Creation or issue of
shares having preferential rights shall not unless        further shares with
otherwise expressly provided by the terms of issue        special rights.
thereof be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto.


                          ALTERATION OF SHARE CAPITAL

7.        The Company may from time to time by Ordinary   Power to increase
Resolution increase its share capital by such sum to be   share capital.
divided into shares of such amounts as the resolution shall prescribe.

8.   (A)  The Company may by Ordinary Resolution in       Authority to issue
General Meeting give to the Directors a general           shares.
authority, either unconditionally or subject to such conditions as may be specified in the Ordinary Resolution, to issue shares (whether by way of rights, bonus or otherwise) where, unless previously revoked or varied by the Company in General Meeting, such authority to issue shares does not continue beyond the conclusion of the Annual General Meeting of the Company next following the passing of the Ordinary Resolution or the date by which such Annual General Meeting is required to be held, or the expiration of such other period as may be prescribed by the Statutes (whichever is the earliest).

     (B) Except so far as otherwise provided by the conditions of issue or by these presents, all new shares shall be subject to the provisions of the Statutes and of these presents with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

9.        The Company may by Ordinary Resolution:-        Power to
                                                          consolidate, cancel
          (a)  consolidate and divide all or any of its   and sub-divide
               share capital into shares of larger amount shares.
               than its existing shares;

          (b)  cancel any shares which, at the date of
               the passing of the resolution, have not
               been taken, or agreed to be taken by any person and diminish the amount of its capital by the amount of the shares so cancelled;

          (c)  sub-divide its shares, or any of them,
               into shares of smaller amount than is
               fixed by the Memorandum of Association
               (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares;

          (d) subject to the provisions of the Statutes, convert any class of shares into any other class of shares.

10.  (A)  The Company may reduce its share capital or     Power to reduce
any capital redemption reserve fund, share premium        share capital.
account or other undistributable reserve in any manner and with and subject to any incident authorised and consent required by law. Without prejudice to the generality of the foregoing, upon cancellation of any share purchased or otherwise acquired by the Company pursuant to these presents, the nominal amount of the issued share capital of the Company shall be diminished by the nominal amount of the share so cancelled.

     (B)  The Company may, subject to and in accordance   Company may
with the Statutes, purchase or otherwise acquire shares   acquire its own
in the issued share capital of the Company on such terms  issued ordinary
and in such manner as the Company may from time to time   shares.
think fit. If required by the Statutes, any share which is so purchased or acquired by the Company shall be deemed to be cancelled immediately on purchase or acquisition by the Company. On the cancellation of any share as aforesaid, the rights and privileges attached to that share shall expire. In any other instance, the Company may deal with any such share which is so purchased or acquired by it in such manner as may be permitted by, and in accordance with, the Statutes.


                                     SHARES

11.       Except as required by law, no person shall be   Exclusion of
recognised by the Company as holding any share upon       equities.
any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these presents or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the person (other than the Depository) entered in the Register of Members as the registered holder thereof or (as the case may be) person whose name is entered in the Depository Register in respect of that share.

12.       Without prejudice to any special rights         Redeemable
previously conferred on the holders of any shares or      preference shares.
class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue preference shares which are, or at the option of the Company are, liable to be redeemed.

13.       Subject to the provisions of these presents     Unissued shares.
and of the Statutes relating to authority and of any resolution of the Company in General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

14.       The Company may exercise the powers of paying   Power to pay
commissions conferred by the Statutes to the full         commission and
extent thereby permitted provided that the rate           brokerage.
or amount of the commissions paid or agreed to be paid shall be disclosed in the manner required by the Statutes. Such commissions may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

15.       Subject to the terms and conditions of any      Renunciation of
application for shares, the Directors shall allot         allotment.
shares applied for within thirty days of the closing date of any such application. The Directors may, at any time after the allotment of any share but before any person has been entered in the Register of Members as the holder or (as the case may be) before that share is entered against the name of a Depositor in the Depository Register, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.


                               SHARE CERTIFICATES

16.       Every share certificate shall be issued under    Form of share
the Seal and shall specify the number and class of shares certificate. to which it relates and the amount paid up thereon and shall bear the autographic or facsimile signatures of one Director and the Secretary or a second Director or some other person appointed by the Directors. The facsimile signatures may be reproduced by mechanical, electronic or other method approved by the Directors.
No certificate shall be issued representing shares of more than one class.

17.  (A)  The Company shall not be bound to register      Rights and
more than three persons as the registered holder of a     liabilities of
share except in the case of executors or administrators   joint holders.
of the estate of a deceased member.

     (B) In the case of a share registered jointly in the names of several persons the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to any one of the registered joint holders shall be sufficient delivery to all.


18.       Subject to the payment of all or any part of    Entitlement to
the stamp duty payable (if any) on each share             certificate.
certificate prior to the delivery thereof which the Directors in their absolute discretion may require, every person whose name is entered as a member in the Register of Members shall be entitled to receive within thirty days of the closing date of any application for shares or after the date of lodgement of a registrable transfer one certificate for all his shares of any one class or several certificates in reasonable denomina-tions each for a part of the shares so allotted or transferred. Where such a member transfers part only of the shares comprised in a certificate or where such a member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and such member shall pay all or any part of the stamp duty payable (if any) on each share certificate prior to the delivery thereof which the Directors in their absolute discretion may require and a maximum fee of $2 for each new certificate or such other fee as the Directors may from time to time determine.


19.       Where some only of the shares comprised in a    Shares comprised
share certificate are transferred the old certificate     in certificate.
shall be cancelled and a new certificate for the balance of such shares issued in lieu without charge.


20.  (A)  Any two or more certificates representing       Surrender for
shares of any one class held by any person whose name     cancellation of
is entered in the Register of Members may at his request  certificate.
be cancelled and a single new certificate for such shares issued in lieu without charge.

     (B) If any person whose name is entered in the Register of Members shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request. Such person shall (unless such fee is waived by the Directors) pay a maximum fee of $2 for each share certificate issued in lieu of a share certificate surrendered for cancellation or such other fee as the Directors may from time to time determine.

     (C)  Subject to the provisions of the Statutes,      Replacement of
if any share certificate shall be defaced, worn out,      certificate.
destroyed, lost or stolen, it may be renewed on such evidence being produced and a letter of indemnity
(if required) being given by the shareholder, transferee, person entitled, purchaser, member firm or member company of any Stock Exchange upon which the shares in the Company may be listed or on behalf of its or their client or clients as the Directors of the Company shall require, and (in case of defacement or wearing out) on delivery up of the old certificate and in any case on payment of such sum not exceeding $2 as the Directors may from time to time require together with the amount of the proper duty with which such share certificate is chargeable under any law for the time being in force relating to stamps. In the case of destruction, loss or theft, a shareholder or person entitled to whom such renewed certificate is given shall also bear the loss and pay to the Company all expenses incidental to the investigations by the Company of the evidence of such destruction or loss.

     (D) In the case of shares registered jointly in the names of several persons any such request may be made by any one of the registered joint holders.


                                CALLS ON SHARES

21.       The Directors may from time to time make        Calls on shares and
calls upon the members in respect of any moneys           time when made.
unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of issue of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

22.       Each member shall (subject to receiving at      Calls on shares and
least fourteen days' notice specifying the time or        when payable.
times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Directors may determine.

23.       If a sum called in respect of a share is not    Interest on calls.
paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding ten per cent. per annum) as the Directors determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

24.       Any sum (whether on account of the nominal      Sum due on
value of the share or by way of premium) which by the     allotment.
terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these presents be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable. In case of non-payment all the relevant provi-sions of these presents as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

25.       No member shall be entitled to receive any      Rights of member
dividend or vote at any meeting or upon a poll, until     suspended until calls
he shall have paid all calls for the time being due and   are duly paid.
payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

26.       The Directors may on the issue of shares        Power to
differentiate between the holders as to the amount        differentiate.
of calls to be paid and the times of payment.

27.       The Directors may if they think fit receive     Payment in advance
from any member willing to advance the same all or any    of calls.
part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate (not exceeding eight per cent. per annum) as the member paying such sum and the Directors may agree. Capital paid on shares in advance of calls shall not while carrying interest confer a right to participate in profits.


                              FORFEITURE AND LIEN

28.       If a member fails to pay in full any call or    Notice requiring
instalment of a call on the due date for payment          payment of calls.
thereof, the Directors may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

29.       The notice shall name a further day (not being  Notice to state time
less than fourteen days from the date of service of the   and place.
notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.

30.       If the requirements of any such notice as       Forfeiture on non-
aforesaid are not complied with, any share in respect     compliance with
of which such notice has been given may at any time       notice.
thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

31.       A share so forfeited or surrendered shall       Sale or disposition of
become the property of the Company and may be sold,       forfeited or
re-allotted or otherwise disposed of either to the        surrendered shares.
person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer or effect the transfer of a forfeited or surrendered share to any such other person as aforesaid.

32.       A member whose shares have been forfeited or    Rights and liabilities
surrendered shall cease to be a member in respect         of members whose
of the shares but shall notwithstanding the               shares have been
forfeiture or surrender remain liable to pay to the       forfeited or
Company all moneys which at the date of forfeiture        surrendered.
or surrender were presently payable by him to the Company in respect of the shares with interest thereon at eight per cent. per annum (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment and the Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at that time of forfeiture or surrender or waive payment in whole or in part.


33.       The Company shall have a first and paramount    Company's lien.
lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share and for all moneys as the Company may be called upon by law to pay in respect of the shares of the member or deceased member. The Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.


34.       The Company may sell in such manner as the      Sale of shares
Directors think fit any share on which the Company has    subject to lien.
a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.


35.       The net proceeds of such sale after payment of  Application of
the cost of such sale shall be applied in or towards      proceeds of
payment or satisfaction of the debts or liabilities and   such sale.
any residue shall be paid to the person entitled to the shares at the time of the sale or to his executors, administrators or assigns, as he may direct. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer or effect the transfer of the shares sold to the purchaser.


36.       A statutory declaration in writing that the     Title to shares
declarant is a Director or the Secretary of the Company   forfeited and
and that a share has been duly forfeited or surrendered   right of
or sold to satisfy a lien of the Company on a date        purchaser of
stated in the declaration shall be conclusive evidence    such share.
of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration
(if any) given for the share on the sale, re-allotment or disposal thereof together (where the same be required) with the share certificate delivered to a purchaser (or where the purchaser is a Depositor, to the Depository) or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the share shall be registered in the name of the person to whom the share is sold, re-allotted or disposed of or, where such person is a Depositor, the Company shall procure that his name be entered in the Depository
Register in respect of the share so sold, re-allotted or disposed of. Such person shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

                               TRANSFER OF SHARES

37.       All transfers of the legal title in shares      Form of transfer.
may be effected by the registered holders thereof by transfer in writing in any form acceptable to the Directors. The instrument of transfer of any share shall be signed by or on behalf of both the transferor and the transferee and be witnessed, provided that an instrument of transfer in respect of which the transferee is the Depository shall be effective although not signed or witnessed by or on behalf of the Depository. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register of Members in respect thereof.

38.       The Register of Members may be closed at        Closing of Register
such times and for such period as the Directors may       of Members.
from time to time determine, provided always that such Register shall not be closed for more than thirty days in any year.

39.       There shall be no restriction on the transfer   Directors' right to
of fully paid up shares (except where required by law)    refuse to register a
but the Directors may, in their sole discretion, decline  transfer.
to register any transfer of shares upon which the Company has a lien and in the case of shares not fully paid up may refuse to register a transfer to a transferee of whom they do not approve. Provided always that in the event of the Directors refusing to register a transfer of shares, they shall within thirty days beginning with the date on which the application for a transfer of shares was made, serve a notice in writing to the applicant stating the facts which are considered to justify the refusal as required by the Statutes.

40.       The Directors may in their sole discretion      When Directors may
refuse to register any instrument of transfer of shares   refuse to register a
unless:-                                                  transfer.

     (a) all or any part of the stamp duty (if any) payable on each share certificate and such fee not exceeding $2 as the Directors may from time to time require, is paid to the Company in respect thereof;

     (b) the instrument of transfer is deposited at the Office or at such other place (if any) as the Directors may appoint accompanied by the certificates of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do;

     (c) the instrument of transfer is in respect of only one class of shares; and

     (d) the amount of the proper duty with which each share certificate to be issued in consequence of the registration of such transfer is chargeable under any law for the time being in force relating to stamps is tendered.

41.       If the Directors refuse to register a transfer  Notice on refusal to
of any shares, they shall within thirty days after the    register a transfer.
date on which the application for transfer was lodged with the Company send to the transferor and the transferee a notice in writing stating the reasons justifying the refusal to transfer and a notice of refusal as required by the Statutes.

42.       All instruments of transfer which are           Retention of
registered may be retained by the Company.                transfers.

43.       There shall be paid to the Company in respect   Fee for registration
of the registration of any instrument of transfer         of probate etc.
or probate or letters of administration or certificate of marriage or death or stop notice or power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register of Members affecting the title to any shares such fee not exceeding $2 as the Directors may from time to time require or prescribe.

44.       The Company shall be entitled to destroy all    Destruction of
instruments of transfer which have been registered at     instrument of
any time after the expiration of six years from the date  transfer.
of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of six years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of six years from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register of Members purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company; Provided always that:-

          (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim
               (regardless of the parties thereto) to
               which the document might be relevant;

          (b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

          (c) references herein to the destruction of any document include references to the disposal thereof in any manner.

                             TRANSMISSION OF SHARES

45.  (A)  In the case of the death of a member whose      Transmission.
name is entered in the Register of Members, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only person(s) recognised by the Company as having any title to his interest in the shares.

     (B) In the case of the death of a member who is a Depositor, the survivors or survivor where the deceased is a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder and where such executors or administrators are entered in the Depository Register in respect of any shares of the deceased member, shall be the only person(s) recognised by the Company as having any title to his interest in the shares.

     (C) Nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.


46.       Any person becoming entitled to the legal       Persons becoming
title in a share in consequence of the death or           entitled to shares
bankruptcy of a person whose name is entered in the       on death or
Register of Members may (subject as hereinafter           bankruptcy of
provided) upon supplying to the Company such evidence     member.
as the Directors may reasonably require to show his legal title to the share either be registered himself as holder of the share upon giving to the Company notice in writing of such desire or transfer such share to some other person. All the limitations, restrictions and provisions of these presents relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the person whose name is entered in the Register of Members had not occurred and the notice or transfer were a transfer executed by such person.


47.       Save as otherwise provided by or in accordance  Rights of
with these presents, a person becoming entitled to a      persons entitled
share pursuant to Article 45(A) or (B) or Article 46      to shares on
(upon supplying to the Company such evidence as the       transmission.
Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the member in respect of the share except that he shall not be entitled in respect thereof
(except with the authority of the Directors) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in the Register of Members or his name shall have been entered in the Depository
Register in respect of the share.


                                     STOCK

48.       The Company may from time to time by Ordinary   Power to convert
Resolution convert any paid-up shares into stock and      into stock.
may from time to time by like resolution reconvert any stock into paid-up shares of any denomination.

49.       The holders of stock may transfer the same or   Transfer of stock.
any part thereof in the same manner and subject to the same Articles as and subject to which the shares from which the stock arose might previously to conversion have been transferred (or as near thereto as circumstances admit) but no stock shall be transferable except in such units (not being greater than the nominal amount of the shares from which the stock arose) as the Directors may from time to time determine.

50.       The holders of stock shall, according to the    Rights of
amount of stock held by them, have the same rights,       stockholders.
privileges and advantages as regards dividend, return of capital, voting and other matters, as if they held the shares from which the stock arose; but no such privilege or advantage (except as regards participation in the profits or assets of the Company) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such privilege or advantage; and no such conversion shall affect or prejudice any preference or other special privileges attached to the shares so converted.


                                GENERAL MEETINGS

51.       An Annual General Meeting shall be held once    Annual General
in every year, at such time (within a period of not       Meeting.
more than fifteen months after the holding of the last preceding Annual General Meeting) and place as may be determined by the Directors. All other General Meetings shall be called Extraordinary General Meetings.

52.       The Directors may whenever they think fit,      Extraordinary
and shall on requisition in accordance with the           General Meeting.
Statutes, proceed with proper expedition to convene an Extraordinary General Meeting.


                           NOTICE OF GENERAL MEETINGS

53.       Any General Meeting at which it is proposed     Notice of Meetings.
to pass a Special Resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company, shall be called by twenty-one days' notice in writing at the least and an Annual General
Meeting and any other Extraordinary General Meeting by fourteen days' notice in writing at the least. The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in the manner hereinafter mentioned to all members other than such as are not under the provisions of these presents entitled to receive such notices from the Company; Provided that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:-

     (a) in the case of an Annual General Meeting, by all the members entitled to attend and vote thereat; and

          (b) in the case of an Extraordinary General
              Meeting, by a majority in number of the
              members having a right to attend and
              vote thereat, being a majority together
              holding not less than 95 per cent. in
              nominal value of the shares giving that
              right;

Provided also that the accidental omission to give notice to or the non-receipt of notice by any person entitled thereto shall not invalidate the proceedings at any General Meeting. At least 14 days' notice of any General Meeting shall be given by advertisement in the daily press.

54.  (A)  Every notice calling a General Meeting shall    Contents of notice.
specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a member of the Company.

     (B) In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

     (C) In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business; and if any resolution is to be proposed as a Special Resolution, the notice shall contain a statement to that effect.

55.       Routine business shall mean and include only    Routine business.
business transacted at an Annual General Meeting of the following classes, that is to say:-

          (a)  declaring dividends;

          (b) receiving and adopting the accounts, the reports of the Directors and Auditors and other documents required to be attached or annexed to the accounts;

          (c) appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement whether by rotation or otherwise;

          (d)  re-appointing the retiring Auditors
               (unless they were last appointed otherwise than by the Company in General Meeting);

          (e) fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed; and

          (f) fixing the remuneration of the Directors proposed to be paid under Article 81.

56.       Any notice of a General Meeting to consider     Notice to state
special business shall be accompanied by a statement      effect of special
regarding the effect of any proposed resolution on the    business.
Company in respect of such special business.


                        PROCEEDINGS AT GENERAL MEETINGS

57.       The Chairman of the Board of Directors,         Chairman.
failing whom the Deputy Chairman, shall preside as chairman at a General Meeting. If there be no such Chairman or Deputy Chairman, or if at any meeting n either be present within 15 minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number
(or, if no Director be present or if all the Directors present decline to take the chair, the members present shall choose one of their number) to be chairman of the meeting.

58.       No business other than the appointment of a    Quorum.
chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Save as herein otherwise provided, the quorum at any General Meeting shall be two or more members holding or representing in aggregate not less than 33 1/3 per cent. of the total issued and fully paid up shares in the capital of the Company, present in person or by proxy.

59.       If within 30 minutes from the time appointed    If quorum not
for a General Meeting (or such longer interval as the      present,
chairman of the meeting may think fit to allow) a quorum  adjournment or
is not present, the meeting, if convened on the           dissolution of
requisition of members, shall be dissolved. In any other  meeting.
case it shall stand adjourned to the same day in the next week (or if that day is a public holiday then to the next business day following that public holiday) at the same time and place or such other day, time or place as the Directors may by not less than ten days' notice appoint. At the adjourned meeting any one or more members present in person or by proxy shall be a quorum.

60. The chairman of any General Meeting at which a Adjournment. quorum is present may with the consent of the meeting
(and shall if so directed by the meeting) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for 30 days or more or sine die, not less than seven days' notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.

61.       Save as hereinbefore expressly provided, it     Notice of
shall not be necessary to give any notice of an           adjournment.
adjournment or of the business to be transacted at an adjourned meeting.

62.       If an amendment shall be proposed to any        Amendment to
resolution under consideration but shall in good faith    resolution.
be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special

Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.


63.       At any General Meeting a resolution put to      Method of voting.
the vote of the meeting shall be decided on a show of
hands unless a poll is (before or on the declaration of
the result of the show of hands) demanded by:-


          (a)  the chairman of the meeting; or

          (b)  any member present in person or by
               proxy and entitled to vote; or

          (c)  a member present in person or by
               proxy and representing not less
               than one-tenth of the total voting
               rights of all the members having
               the right to vote at the meeting; or

          (d)  a member present in person or by
               proxy and holding shares in the
               Company conferring a right to vote
               at the meeting being shares on which
               an aggregate sum has been paid up
               equal to not less than one-tenth of
               the total sum paid on all the shares
               conferring that right;


Provided always that no poll shall be demanded on the choice of a chairman or on a question of adjournment.


64. A demand for a poll may be withdrawn only with Taking a poll. the approval of the meeting. Unless a poll is required a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.
If a poll is required, it shall be taken in such manner
(including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.


65.       In the case of an equality of votes, whether    Casting vote
on a show of hands or on a poll, the chairman of the      of Chairman.
meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.


66.       A poll demanded on any question shall be        Polls and
taken either immediately or at such subsequent time       continuance of
(not being more than 30 days from the date of the         business after
meeting) and place as the chairman may direct. No         demand for a poll.
notice need be given of a poll not taken immediately.
The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

                                VOTES OF MEMBERS

67.       Subject and without prejudice to any special    Voting rights of
privileges or restrictions as to voting for the time      members.
being attached to any special class of shares for the time being forming part of the capital of the Company each member entitled to vote may vote in person or by proxy. On a show of hands every member who is present in person and each proxy shall have one vote and on a poll, every member who is present in person or by proxy shall have one vote for every share which he holds or represents. For the purpose of determining the number of votes which a member, being a Depositor, or his proxy may cast at any General Meeting on a poll, the reference to shares held or represented shall, in relation to shares of that Depositor, be the number of shares entered against his name in the Depository
Register as at 48 hours before the time of the relevant General Meeting as certified by the Depository to the Company.

68.       In the case of joint holders of a share the     Voting rights of joint
vote of the senior who tenders a vote, whether in         holders.
person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members or (as the case may be) the Depository Register in respect of the share.

69.       Where in Singapore or elsewhere a receiver or   Voting rights of
other person (by whatever name called) has been           receiver or court
appointed by any court claiming jurisdiction in that      appointed persons.
behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such receiver or other person on behalf of such member to vote in person or by proxy at any General Meeting or to exercise any other right conferred by membership in relation to meetings of the Company.

70.       No member shall, unless the Directors           Rights to be present
otherwise determine, be entitled in respect of shares     and to vote.
held by him to vote at a General Meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company if any call or other sum presently payable by him to the Company in respect of such shares remains unpaid.

71.       No objection shall be raised as to the          When objection to
admissibility of any vote except at the meeting or        admissibility of votes
adjourned meeting at which the vote objected to is or     may be made.
may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

72.       On a poll, votes may be given either            Voting.
personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

73.  (A)  A member may appoint not more than two          Appointment of
proxies to attend and vote at the same General Meeting    proxies.
provided that if the member is a Depositor, the Company shall be entitled and bound:-

          (a) to reject any instrument of proxy lodged if the Depositor is not shown to have any shares entered against his name in the Depository Register as at 48 hours before the time of the relevant General Meeting as certified by the Depository to the Company; and

          (b) to accept as the maximum number of votes which in aggregate the proxy or proxies appointed by the Depositor is or are able to cast on a poll a number which is the number of shares entered against the name of that Depositor in the Depository
               Register as at 48 hours before the time
               of the relevant General Meeting as
               certified by the Depository to the Company, whether that number is greater or smaller than the number specified in any instrument of proxy executed by or on behalf of that Depositor.

     (B)  The Company shall be entitled and bound, in     Notes and
determining rights to vote and other matters in respect   instructions.
of a completed instrument of proxy submitted to it, to have regard to the instructions (if any) given by and the notes (if any) set out in the instrument or proxy.

     (C)  In any case where a form of proxy appoints      Proportion in
more than one proxy, the proportion of the shareholding   shareholding to be
concerned to be represented by each proxy shall be        represented by
specified in the form of proxy.                           proxies.

     (D)  A proxy need not be a member of the Company.    Proxy need not be a
                                                          member.

74.  (A)  An instrument appointing a proxy shall be in    Instrument
writing in any usual or common form or in any other       appointing proxies.
form which the Directors may approve and:-

          (a)  in the case of an individual, shall be
               signed by the appointor or his attorney;
               and

          (b)  in the case of a corporation, shall be
               either given under its common seal or
               signed on its behalf by an attorney or
               a duly authorised officer of the
               corporation.

     (B) The signature on such instrument need not be witnessed. Where an instrument appointing a proxy is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with the instrument of proxy pursuant to the next following Article, failing which the instrument may be treated as invalid.

75.       An instrument appointing a proxy must be left   Deposit of
at such place or one of such places (if any) as may be    instrument of proxy.
specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified, at the Office) not less than 48 hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates; Provided that an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not be required again to be delivered for the purposes of any subsequent meeting to which it relates.


76.       An instrument appointing a proxy shall be       Rights of
deemed to include the right to demand or join in          proxies.
demanding a poll, to move any resolution or amendment thereto and to speak at the meeting.


77.       A vote cast by proxy shall not be invalidated   Intervening death
by the previous death or insanity of the principal or     or insanity of
by the revocation of the appointment of the proxy or      principal not to
of the authority under which the appointment was made     revoke proxy.
provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office at least one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.


                     CORPORATIONS ACTING BY REPRESENTATIVES

78.       Any corporation which is a member of the        Corporation acting
Company may be resolution of its directors or other       by representatives.
governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these presents be deemed to be present in person at any such meeting if a person so authorised is present thereat.


                                   DIRECTORS

79.       The number of Directors shall not be less       Number and
than two. All Directors of the Company shall be natural   characteristics
persons.                                                  of Director.


80.       A Director shall not be required to hold any    No shares
shares of the Company by way of qualification. A          qualification for
Director who is not a member of the Company shall         Directors.
nevertheless be entitled to attend and speak at General
Meetings.


81.       The ordinary remuneration of the Directors      Remuneration of
shall from time to time be determined by an Ordinary      Directors.
Resolution of the Company, shall not be increased except pursuant to an Ordinary Resolution passed at a General Meeting where notice of the proposed increase shall have been given in the notice convening the General Meeting and shall (unless such resolution otherwise provides) be divisible among the Directors as they may agree, or failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office.

82.       Any Director who holds any executive office,    Extra remuneration.
or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remunera-tion by way of salary, commission or otherwise as the Directors may determine.

83.       The Directors may repay to any Director all     Expenses.
such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise in or about the business of the Company.

84.       The Directors shall have power to pay and       Pensions etc.
agree to pay pensions or other retirement, super-annuation, death or disability benefits to (or to any person in respect of) any Director for the time being holding any executive office and for the purpose of providing any such pensions or other benefits, to contribute to any scheme or fund or to pay premiums.

85.       A Director may be party to or in any way        Holding of office of
interested in any contract or arrangement or transaction  profit and
to which the Company is a party or in which the Company   contracting with
is in any way interested and he may hold and be           company.
remunerated in respect of any office or place of profit
(other than the office of Auditor of the Company or any subsidiary thereof) under the Company or any other company in which the Company is in any way interested and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company and be remunerated therefor and in any such case as aforesaid (save as otherwise agreed) he may retain for his own absolute use and benefit all profits and advantages accruing to him thereunder or in consequence thereof.

86.       A Director who holds any office or possesses    Declaration of
any property whereby whether directly or indirectly       Director's conflict of
duties or interests might be created in conflict with     interest.
his duties or interests as Director shall declare the fact and the nature, character and extent of the conflict at a meeting of the Directors of the Company in accordance with the Statutes.

87.  (A)  The Directors may from time to time appoint     Appointment to be
one or more of their body to be the holder of any         holder of executive
executive office (including, where considered             office.
appropriate, the office of Chairman or Deputy Chairman) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke any such appointment.

     (B) The appointment of any Director to the office of Chairman or Deputy Chairman or Managing or Joint
Managing or Deputy or Assistant Managing Director or
Chief Executive Officer or President shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

     (C) The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

88.       The Directors may entrust to and confer upon    Powers of executive
any Directors holding any executive office any of the     office holders.
powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.


           MANAGING DIRECTOR OR CHIEF EXECUTIVE OFFICER OR PRESIDENT

89.       The Directors may from time to time appoint     Appointment of
one or more of their body to be Managing Director or      Managing Director or
Chief Executive Officer or President of the Company and   Chief Executive
may from time to time (subject to the provisions of any   Officer or President.
contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their place or places.

90.       A Managing Director or Chief Executive Officer  Retirement removal
or President shall not while he continues to hold that    and registration of
office be subject to retirement by rotation and he shall  Managing Director or
not be taken into account in determining the rotation     Chief Executive
of retirement of Directors but he shall, subject to the   Officer or President.
provisions of any contract between him and the Company,
be subject to the same provisions as to resignation and
removal as the other Directors of the Company and if he
ceases to hold the office of Director from any cause he
shall ipso facto and immediately cease to be a Managing
      ----------
Director or Chief Executive Officer or President.

91.       The remuneration of a Managing Director or     Remuneration of
Chief Executive Officer or President shall from time to Managing Director or time be fixed by the Directors and may subject to these Chief Executive
presents be by way of salary or commission or            Officer or President.
participation in profits or by any or all these modes.

92.       A Managing Director or Chief Executive Officer  Powers of Managing
or President shall at all times be subject to the         Director or Chief
control of the Directors but subject thereto the          Executive Officer or
Directors may from time to time entrust to and confer     President.
upon a Managing Director or Chief Executive Officer or
President for the time being such of the powers exercisable under these presents by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                    APPOINTMENT AND RETIREMENT OF DIRECTORS

93.       The office of a Director shall be vacated in    Vacation of office
any of the following events, namely:-                     of Director.

          (a)  if he shall become prohibited by law
               from acting as a Director; or

          (b)  if (not being a Director holding any
               executive office for a fixed term) he
               shall resign by writing under his hand
               left at the Office or if he shall in
               writing offer to resign and the
               Directors shall resolve to accept such
               offer; or

          (c)  if he shall have a receiving order made
               against him or shall compound with his
               creditors generally; or

          (d)  if he becomes of unsound mind or if in
               Singapore or elsewhere an order shall
               be made by any court claiming
               jurisdiction in that behalf on the
               ground (however formulated) of mental
               disorder for his detention or for the
               appointment of a guardian or for the
               appointment of a receiver or other
               person (by whatever name called) to
               exercise powers with respect to his
               property or affairs; or

          (e)  if he is removed by the Company in
               General Meeting pursuant to Article 98.


94.       At each Annual General Meeting one-third of     Retirement of
the Directors for the time being (or, if their number     Directors by
is not a multiple of three, the number nearest to but     rotation.
not less than one-third) shall retire from office by rotation. Provided that no Director holding office as Managing Director or Chief Executive Officer or
President shall be subject to retirement by rotation or be taken into account in determining the number of Directors to retire.


95.       The Directors to retire in every year shall     Selection of
be those subject to retirement by rotation who have been  Directors to retire
longest in office since their last re-election or         of rotation.
appointment and so that as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.


96.       The Company at the meeting at which a Director  Filling vacated
retires under any provision of these presents may by      office.
Ordinary Resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. In default the retiring
Director shall be deemed to have been re-elected except in any of the following cases:-

          (a)  where at such meeting it is expressly
               resolved not to fill such office or a
               resolution for the re-election of such
               Director is put to the meeting and lost;

          (b)  where such Director has given notice in
               writing to the Company that he is
               unwilling to be re-elected;

          (c)  where the default is due to the moving
               of a resolution in contravention of the
               next following Article; or

          (d)  where such Director has attained any
               retiring age applicable to him as
               Director.

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring
Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

97.       A resolution for the appointment of two or      Appointment of
more persons as Directors by a single resolution shall    Directors.
not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

98. The Company may in accordance with and subject Removal of Director. to the provisions of the Statutes by Ordinary Resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these presents or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and appoint another person in place of a Director so removed from office and any person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. In default of such appointment the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

99.       The Company may by Ordinary Resolution appoint  Directors' power to
any person to be a Director either to fill a casual       fill casual vacancies
vacancy or as an additional Director. Without prejudice   and appoint
thereto the Directors shall have power at any time so to additional Directors. do, but any person so appointed by the Directors shall hold office only until the next Annual General Meeting.
He shall then be eligible for re-election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.


                              ALTERNATE DIRECTORS

100. (A)  Any Director may at any time by writing under   Appointment of
his hand and deposited at the Office, or delivered at a   Alternate Director.
meeting of the Directors, appoint any person (other than another Director) to be his alternate Director and may in like manner at any time terminate such appointment.
Such appointment, unless previously approved by the Directors, shall have effect only upon and subject to being so approved.

     (B) The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if the Director concerned (below called "his principal") ceases to be a Director.

     (C)  An Alternate Director shall (except when absent
from Singapore) be entitled to receive notices of meetings
of the Directors and shall be entitled to attend and vote
as a Director at any such meeting at which is principal is
not personally present and generally at such meeting to
perform all functions of his principal as a Director and
for the purposes of the proceedings at such meeting the
provisions of these presents shall apply as if he
(instead of his principal) were a Director. If his
principal is for the time being absent from Singapore or
temporarily unable to act through ill health or
disability, his signature to any resolution in writing
of the Directors shall be as effective as the signature
of his principal. To such extent as the Directors may
from time to time determine in relation to any committee
of the Directors, the foregoing provisions of this
paragraph shall also apply mutatis mutandis to any
                           ----------------
meeting of any such committee of which his principal is a member. An Alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these presents.

     (D)  An Alternate Director shall be entitled to
contract and be interested in and benefit from contracts
or arrangements or transactions and to be repaid expenses
and to be indemnified to the same extent mutatis mutandis
                                         ----------------
as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as Alternate Director any remuneration except only such part
(if any) of the remuneration otherwise payable to his principal as such principal may by notice in writing to the Company from time to time direct.


                     MEETINGS AND PROCEEDINGS OF DIRECTORS

101. (A)  Subject to the provisions of these presents     Meetings of
the Directors may meet together for the despatch of       Directors.
business, adjourn and otherwise regulate their meetings as they think fit. At any time any Director may, and the Secretary on the requisition of a Director shall, summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to any Director for the time being absent from Singapore. Any Director may waive notice of any meeting and any such waiver may be retroactive.

     (B) Directors may participate in a meeting of the Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, without a Director being in the physical presence of another Director or Directors, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

102.      The quorum necessary for the transaction of     Quorum.
the business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

103.      Questions arising at any meeting of the         Casting vote of
Directors shall be determined by a majority of votes.     chairman.
In case of an equality of votes (except where only two Directors are present and form the quorum or when only two Directors are competent to vote on the question in issue) the chairman of the meeting shall have a second or casting vote.

104.      A Director shall not vote in respect of any     Prohibition against
contract or arrangement or any other proposal             voting.
whatsoever in which he has any interest, directly or indirectly. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

105.      The continuing Directors may act                Proceeding in case
notwithstanding any vacancies, but if and so long as      of vacancy.
the number of Directors is reduced below the minimum number fixed by or in accordance with these presents the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning General
Meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

106. (A)  The Directors may elect from their number a     Chairman of
Chairman and a Deputy Chairman (or two or more Deputy     Directors.
Chairmen) and determine the period for which each is to hold office. If no Chairman or Deputy Chairman shall have been appointed or if at any meeting of the Directors no Chairman or Deputy Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

     (B)  If at any time there is more than one Deputy
Chairman the right in the absence of the Chairman to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

*107.     A resolution in writing signed by a majority    Resolution in writing.
in number of the Directors shall be as effective as a resolution duly passed at a meeting of the Directors and may consist of several documents in the like form, each signed by one or more Directors. The expressions
"in writing" and "signed" include approval by any such Director by telefax, telex, cable or telegram or any form of electronic communication approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors.

108.      The Directors may delegate any of their powers  Committee of
or discretion to committees consisting of one or more     Directors.
members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee.

------------
* Deleted and substituted by Special Resolution passed at the Seventh Annual General Meeting held on 31 May 2001.

109.      The meetings and proceedings of any such        Meetings of
committee consisting of two or more members shall be      committee.
governed mutatis mutandis by the provisions of these
         ----------------
presents regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.


110.      All acts done by any meeting of Directors, or   Validity of act of
of any such committee, or by any person acting as a       Directors in spite
Director or as a member of any such committee, shall as   of formal defect.
regards all persons dealing in good faith with the Company, notwithstanding that there was defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.


                                BORROWING POWERS

111.      Subject as hereinafter provided and to the      Borrowing powers.
provisions of the Statutes, the Directors may exercise all the powers of the Company to borrow money, to mortgage or charge its undertaking, property and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.


                          GENERAL POWERS OF DIRECTORS

112.      The business and affairs of the Company shall   General power of
be managed by the Directors, who may exercise all such    Directors to manage
powers of the Company as are not by the Statutes or by    Company's business.
these presents required to be exercised by the Company in General Meeting, subject nevertheless to any regulations of these presents, to the provisions of the Statutes and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made; Provided that the Directors shall not carry into effect any proposals for selling or disposing of the whole or substantially the whole of the Company's undertaking unless such proposals have been approved by the Company in General
Meeting. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.


113.      The Directors may establish any local boards    Power to establish
or agencies for managing any of the affairs of the        local boards etc.
Company, either in Singapore or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

114.      The Directors may from time to time and at      Power to appoint
any time by power of attorney or otherwise appoint any    attorney.
company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, autho-rities and discretions (not exceeding those vested in or exercisable by the Directors under these presents) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

115.      The Company or the Directors on behalf of the   Power to keep
Company may in exercise of the powers in that behalf      Branch Register.
conferred by the Statutes cause to be kept a Branch
Register or Register of Members and the Directors may (subject to the provisions of the Statutes) make and vary such regulations as they may think fit in respect of the keeping of any such Register.

116.      All cheques, promissory notes, drafts, bills    Execution of
of exchange, and other negotiable or transferable         negotiable
instruments, and all receipts for moneys paid to the      instruments and
Company, shall be signed, drawn, accepted, endorsed, or   receipts for money
otherwise executed, as the case may be, in such manner    paid.
as the Directors shall from time to time by resolution determine.


                                   SECRETARY

117.      The Secretary shall be appointed by the         Appointment and
Directors on such terms and for such period as they may   removal of
think fit. Any Secretary so appointed may at any time     Secretary.
be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Assistant Secretaries. The appointment and duties of the Secretary or Joint Secretaries shall not conflict with the Statutes and in particular Section 171 of the Act.


                                    THE SEAL

118.      The Directors shall provide for the safe        Usage of Seal.
custody of the Seal which shall not be used without the authority of the Directors or of a committee authorised by the Directors in that behalf.

119.      Every instrument to which the Seal shall be     Seal.
affixed shall be signed autographically by one Director and the Secretary or by a second Director or some another person appointed by the Directors save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature or other method approved by the Directors.

120. (A)  The Company may exercise the powers conferred   Official Seal.
by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

     (B)  The Company may exercise the powers conferred   Share Seal.
by the Statutes with regard to having a duplicate Seal as referred to in Section 124 of the Act which shall be a facsimile of the Seal with the addition on its face of the words "Share Seal".


                          AUTHENTICATION OF DOCUMENTS

*121.     Any Director or the Secretary or any person     Power to
appointed by the Directors for the purpose shall have     authenticate
power to authenticate any documents affecting the         documents and
constitution of the Company and any resolutions passed    certified copies of
by the Company or the Directors or any committee, and     resolutions of the
any books, records, documents and accounts relating to    Company or the
the business of the Company, and to certify copies        Directors.
thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed, or as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting. Any authentication or certification made pursuant to this Article may be made by any electronic means approved by the Directors from time to time for such purpose incorporating, if the Directors deem necessary, the use of security procedures or devices approved by the Directors.


                                    RESERVES

122.      The Directors may from time to time set aside   Power to carry
out of the profits of the Company and carry to reserve    profits to reserve.
such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also, without placing the same to reserve, carry forward any profits. In carrying sums to reserve and in applying the same the Directors shall comply with the provisions of the Statutes.

------------
* Deleted and substituted by Special Resolution passed at the Seventh Annual General Meeting held on 31 May 2001.

                                   DIVIDENDS

123.      The Company may by Ordinary Resolution          Dividends.
declare dividends but no such dividend shall exceed the amount recommended by the Directors.

124.      If and so far as in the opinion of the          Interim dividend.
Directors the profits of the Company justify such payments, the Directors may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time declare and pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

125.      Unless and to the extent that the rights        Apportionment of
attached to any shares or the terms of issue thereof      dividends.
otherwise provide, all dividends shall (as regards any
shares not fully paid throughout the period in respect
of which the dividend is paid) be apportioned and paid
pro rata according to the amounts paid on the shares
--------
during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

126.      No dividend shall be paid otherwise than out    Dividend payable
of profits available for distribution under the           only out of profits.
provisions of the Statutes.

127.      No dividend or other moneys payable on or in    Dividend not to bear
respect of a share shall bear interest as against the     interest.
Company.

128. (A)  The Directors may retain any dividend or other  Retention of
moneys payable on or in respect of a share on which the   dividend.
Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

     (B) The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

129. The waiver in whole or in part of any dividend Waiver of dividend. on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

130.      The Company may upon the recommendation of the  Payment of dividend
Directors by Ordinary Resolution direct payment of a      in specie.
dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.


131.      Any dividend or other moneys payable in cash    Dividends payable
on or in respect of a share may be paid by cheque or      by cheque or
warrant sent through the post to the registered address   warrant.
appearing in the Register of Members or (as the case may be) the Depository Register of a member or person entitled thereto (or, if two or more persons are registered in the Register of Members or (as the case may be) entered in the Depository Register as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons) or to such person at such address as such member or person or persons may be writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. Notwithstanding the foregoing provisions of this Article and the provisions of
Article 133, the payment by the Company to the Depository of any dividend payable to a Depositor shall, to the extent of the payment made to the Depository, discharge the Company from any liability to the Depositor in respect of that payment.


132.      If two or more persons are registered in the    Payment of dividend
Register of Members or (as the case may be) the           to joint holders.
Depository Register as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.


133.      Any resolution declaring a dividend on shares   Resolution declaring
of any class, whether a resolution of the Company in      dividends.
General Meeting or a resolution of the Directors, may
specify that the same shall be payable to the persons
registered as the holders of such shares in the Register
of Members or (as the case may be) the Depository
Register at the close of business on a particular date
and thereupon the dividend shall be payable to them in
accordance with their respective holdings so registered,
but without prejudice to the rights inter se in respect
                                    --------
of such dividend of transferors and transferees of any such shares.


                     CAPITALISATION OF PROFITS AND RESERVES

134.      The Directors may, with the sanction of an      Power to capitalise
Ordinary Resolution of the Company, capitalise any sum    profits and
standing to the credit of any of the Company's reserve    implementation of
accounts (including Share Premium Account, Capital        resolution to
Redemption Reserve Fund or other undistributable          capitalise profits.
reserve) or any sum standing to the credit of profit and loss account by appropriating such sum to the persons registered as holders of shares in the Register of Members or (as the case may be) in the Depository
Register at the close of business on the date of the Resolution (or such other date as may be specified therein or determined as therein provided) or such other date as may be determined by the Directors in proportion to their then holdings of shares and applying such sum on their behalf in paying up in full unissued shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid. The
Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

135.      In addition and without prejudice to the power  Power to capitalise
to capitalise profits and other moneys provided for by    profits for paying up
Article 134, the Directors shall have power to            shares to be issued
capitalise any undivided profits or other moneys of the   under share option
Company not required for the payment or provision of      scheme.
the fixed dividend on any shares entitled to fixed cumulative or non-cumulative preferential dividends
(including profits or moneys carried and standing to any reserve or reserves) and to apply such profits or moneys in paying up in full at par unissued shares on terms that such shares shall, upon issue, be held by or for the benefit of participants of any share incentive or option scheme or plan implemented by the Company and approved by shareholders in General Meeting in such manner and on such terms as the Directors shall think fit.


                                    ACCOUNTS

136.      Accounting records sufficient to show and       Accounting records.
explain the Company's transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit. No member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

137.      In accordance with the Statutes, the Directors  Presentation of
shall cause to be prepared and to be laid before the      accounts.
Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary. The interval between the close of a financial year of the Company and the issue of accounts relating thereto shall not exceed six months.

138.      A copy of every balance sheet and profit and    Copies of accounts.
loss account which is to be laid before a General
Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than 14 days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these presents; Provided that this Article shall not require a copy of these documents to be sent to more than one or any joint holders or to any person of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.


                                    AUDITORS

139.      Subject to the provisions of the Statutes,      Validity of acts of
all acts done by any person acting as an Auditor shall,   Auditor despite
as regards all persons dealing in good faith with the     formal defects.
Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

140.      An Auditor shall be entitled to attend any      Notices to Auditors.
General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.


                                    NOTICES

141.      Any notice or document (including a share       Service of notice or
certificate) may be served on or delivered to any         document.
member by the Company either personally or by sending it through the post in a prepaid cover addressed to such member at his registered address appearing in the Register of Members or (as the case may be) the Depository Register, or (if he has no registered address within Singapore) to the address, if any, within Singapore supplied by him to the Company or (as the case may be) supplied by him to the Depository as his address for the service of notices, or by delivering it to such address as aforesaid. Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

142.      Any notice given to that one of the joint       Service of notice to
holders of a share whose name stands first in the         joint holders.
Register of Members or (as the case may be) the Depository Register in respect of the share shall be sufficient notice to all the joint holders in their capacity as such. For such purpose a joint holder having no registered address in Singapore and not having supplied an address within Singapore for the service of notices shall be disregarded.

143.      A person entitled to a share in consequence     Service of notices
of the death or bankruptcy of a member upon supplying     after death,
to the Company such evidence as the Directors may         bankruptcy etc.
reasonably require to show his title to the share, and upon supplying also to the Company or (as the case may be) the Depository an address within Singapore for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the member but for his death or bankruptcy would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these presents shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company shall have notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member in the Register of Members or, where such member is a Depositor, entered against his name in the Depository Register as sole or first-named joint holder.

144.      A member who (having no registered address      No notice to member
within Singapore) has not supplied to the Company or      with no registered
(as the case may be) the Depository an address within     address in
Singapore for the service of notices shall not be         Singapore.
entitled to receive notices from the Company.


                                   WINDING UP

145.      The Directors shall have power in the name      Voluntary winding
and on behalf of the Company to present a petition to     up.
the court for the Company to be wound up.

146.      If the Company shall be wound up (whether       Distribution of
the liquidation is voluntary, under supervision, or by    assets in specie.
the court) the Liquidator may, with the authority of a
Special Resolution, divide among the members in specie
                                             ---------
or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members of different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

147.      On a voluntary winding up of the Company, no    Liquidators'
commission or fee shall be paid to a Liquidator without   commission.
the prior approval of the members in General Meeting.
The amount of such commission or fee shall be notified to all members not less than seven days prior to the General Meeting at which it is to be considered.

148.      In the event of a winding up of the Company     Service of notice
every member of the Company who is not for the time       after winding up.
being in the Republic of Singapore shall be bound, within fourteen days after the passing of an effective resolution to wind up the Company voluntarily, or within the like period after the making of an order for the winding up of the Company, to serve notice in writing on the Company appointing some householder in the Republic of Singapore upon whom all summonses, notices, processes, orders and judgments in relation to or under the winding up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty on behalf of such member to appoint some such person, and service upon any such appointee shall be deemed to be a good personal service on such member for all purposes, and where the liquidator makes any such appointment he shall, with all convenient speed, give notice thereof to such member by advertisement in any leading daily newspaper in the English language in circulation in Singapore or by a registered letter sent through the post and addressed to such member at his address as appearing in the Register of Members or (as the case may be) the Depository Register, and such notice shall be deemed to be served on the day following that on which the advertisement appears or the letter is posted.


                                   INDEMNITY

149.      Subject to the provisions of and so far as      Indemnity of
may be permitted by the Statutes, every Director,         Directors and
Auditor, Secretary or other officer of the Company        office.
shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company. Without prejudice to the generality of the foregoing, no Director, Manager, Secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own negligence, wilful default, breach of duty or breach of trust.


                                    SECRECY

150.      No member shall be entitled to require          Secrecy.
discovery of or any information respecting any detail of the Company's trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interest of the members of the Company to communicate to the public save as may be authorised by law.